UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to sec. 240.14a-12

CORNERSTONE CORE PROPERTIES REIT, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cornerstone Core Properties REIT, Inc.
1920 Main Street, Suite 400
Irvine, CA  92614

Proxy Statement and
Notice of Annual Meeting of Stockholders
To Be Held May 12, 2010

Dear Stockholder:

We cordially invite you to attend the 2010 annual meeting of stockholders of Cornerstone Core Properties REIT, Inc., to be held on Wednesday, May 12, 2010, at 10:00 a.m. local time at our corporate offices located at 1920 Main Street, Suite 400 in Irvine, California.  Directions to the annual meeting can be obtained by calling (877) 805-3333 or visiting www.crefunds.com.

We are holding this meeting to:

1.	Elect five directors to hold office for one-year terms expiring in 2011.
The Board of Directors recommends a vote FOR each nominee

2.	Approve the following proposed amendments to our charter:
a.	Amendments to the definition of independent director;
b.	Amendments to the charter provision relating to termination of the advisory agreement;
c.	Amendments to the charter provision relating to disposition fees payable to our advisor or its affiliates;
d.	Amendments to the charter provision relating to suitability of stockholders; and
e.	Amendments to the charter provision relating to roll-up transactions.
The Board of Directors recommends a vote FOR each charter amendment

3.	Attend to such other business as may properly come before the meeting and any adjournment or postponement thereof.

Your board of directors has selected March 1, 2010 as the record date for determining stockholders entitled to vote at the meeting.

The proxy statement, proxy card and our 2009 annual report to stockholders are being mailed to you on or about April [_], 2010.

Whether you plan to attend the meeting and vote in person or not, we urge you to have your vote recorded as early as possible.  Stockholders have the following three options for submitting their votes by proxy: (1) via the internet; (2) by telephone; or (3) by mail, using the enclosed proxy card.

Your vote is very important!  Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2010:

Our proxy statement, form of proxy card and 2009 annual report to stockholders are also available at
https://www.proxy-direct.com/ccp21249

Thank you for your support of Cornerstone Core Properties REIT.

Sincerely,

April ___, 2010	Terry G. Roussel
Irvine, California	President and Chief Executive Officer

CORNERSTONE CORE PROPERTIES REIT, INC.

1920 Main Street, Suite 400

Irvine, California  92614

PROXY STATEMENT

2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 12, 2010

We are providing these proxy materials in connection with the solicitation by the board of directors of Cornerstone Core Properties REIT, Inc. (“Cornerstone Core Properties REIT,” “we,” or “us”), a Maryland corporation, of proxies for use at the 2010 annual meeting of stockholders to be held on May 12, 2010, at 10:00 a.m. local time at our executive offices, 1920 Main Street, Suite 400, Irvine, California  92614, and at any adjournment or postponement thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

This proxy statement, form of proxy and voting instructions are first being mailed or given to stockholders on or about April [_], 2010.

Stockholders Entitled to Vote

Holders of our common stock at the close of business on March 1, 2010 (the “Record Date”) are entitled to receive notice of and to vote their shares at the annual meeting.  As of the Record Date, there were 22,971,538.5 shares of our common stock outstanding.  Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.

HOW TO VOTE IF YOU ARE A STOCKHOLDER OF RECORD:

For those stockholders with internet access, we encourage you to vote via the internet, since it is quick, convenient and provides a cost savings to the company.  When you vote via the internet or by telephone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted.  For further instructions on voting, see the enclosed proxy card.  Internet voting is permitted under Maryland law by Section 2-507(c)(3) of the Maryland General Corporation Law.  Alternatively, you may simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

Voting by proxy will not limit your right to vote at the annual meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the annual meeting.

All proxies that have been properly authorized and not revoked will be voted at the annual meeting.  If you submit a proxy but do not indicate any voting instructions, the shares represented by that proxy will be voted FOR the election of each of the five nominees named herein, FOR each of the proposals to amend our charter and, if any other business properly comes before the stockholders for a vote at the annual meeting, your shares will be voted in the discretion of the holders of the proxy.

Your vote is important. You can save the expense of a second mailing by voting promptly.

Required Vote

The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum. If a share is represented for any purpose at the annual meeting, it is deemed to be present for quorum purposes and for all other purposes as well. A stockholder may withhold his or her vote in the election of directors or abstain with respect to each other item submitted for stockholder approval.  Withheld votes and abstentions will be counted as present and entitled to vote for purposes of determining the existence of a quorum.  Withheld votes in the election of directors and abstentions in all other items submitted for stockholder approval will not be counted as votes cast.

Election of Directors.  A majority of the votes present in person or by proxy at the meeting is required for the election of the directors.  This means that a director nominee needs to receive more votes for his election than against his election in order to be elected to the board.  Because of this majority vote requirement, withhold votes will have the effect of a vote against each nominee for director.  As described in more detail below, broker non-votes will also have the effect of a vote against each nominee for director.

Proposals to Amend Our Charter.  The affirmative vote of the holders of at least a majority of our outstanding shares of common stock entitled to vote on the proposals is required to approve the amendments to our charter.  Abstentions and broker non-votes will have the same effect as votes against the proposals to amend our charter.

Other Matters.  Our board of directors does not presently intend to bring any business before the annual meeting other than the proposals that are identified in the Notice of Annual Meeting of Stockholders, and discussed in this proxy statement.  If other matters are properly presented at the annual meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you.  As of the date of this Proxy Statement, we did not know of any other matters to be raised at the annual meeting.

Broker Non-Votes

A broker that holds shares in “street name” generally has the authority to exercise its discretion and vote on routine items when it has not received instructions from the beneficial owner.  A broker that holds shares in “street name” does not have the authority to vote on non-routine items when it has not received instructions from the beneficial owner. As a result of recent rule changes, votes for the election of directors are now considered non-routine matters, therefore, absent your instructions, a broker that holds your shares in “street name” will not be permitted to vote your shares in the election of any nominee for director.  If the broker returns a properly executed proxy, the shares are counted as present for quorum purposes.  If a broker returns a properly executed proxy, but crosses out non-routine matters for which you have not given instructions (a so-called “broker non-vote”), the proxy will have the same effect as a vote AGAINST the election of each of the five nominees named herein and the proposals to amend our charter.

Revocation of Proxies

You can revoke your proxy at any time before it is voted at the annual meeting by:

•	providing written notice of such revocation to our corporate secretary;

•	signing and submitting a new proxy card with a later date;

•	authorizing a new proxy by telephone or Internet (only your latest proxy is counted); or

•	voting your shares in person at the annual meeting.

Proxy Solicitation

The solicitation of proxies for the annual meeting will be made primarily by mail. However, if necessary to ensure satisfactory representation at the annual meeting, we may also solicit proxies by telephone or in person.  We have engaged Computershare Limited to assist with the solicitation of proxies in conjunction with the annual meeting.  We anticipate that the aggregate fees for these services will be between $28,500 and $32,000. However, the exact cost will depend on the amount and types of services rendered.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.  Our officers and regular employees of our advisor or its affiliates may also solicit proxies, but they will not be specifically compensated for these services.  The costs of the proxy solicitation will be borne by us.

PROPOSAL 1

ELECTION OF DIRECTORS

The board of directors currently consists of five members, four of whom (Paul Danchik, Jody Fouch, Daniel Johnson and Lee Powell Stedman) have been determined by the board of directors to be “independent” as that term is defined under our charter, the NASDAQ rules and the rules of the SEC.  The board of directors has proposed the following nominees for election as directors, each to serve for a one year term ending at the 2011 annual meeting of stockholders: Terry Roussel, Paul Danchik, Jody Fouch, Daniel Johnson and Lee Powell Stedman.  Each nominee currently serves as a director and, if reelected, will continue in office until his successor has been elected and qualified, or until his earlier death, resignation or retirement.

We expect each nominee for election as a director to be able to serve if elected.  If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the board of directors chooses to reduce the number of directors serving on the board of directors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL NOMINEES TO BE ELECTED
AS DIRECTORS

The principal occupation and certain other information about the nominees are set forth below.

Terry G. Roussel is one of the founders of the Cornerstone-related entities that commenced operations in 1989. Mr. Roussel founded our business and has been our President and Chief Executive Officer and one of our directors since October 2004.  Mr. Roussel is the Chief Executive Officer and a Director of Cornerstone Realty Advisors, LLC, our advisor, a position he has held since July 2005.  Mr. Roussel is also the President, Chief Executive Officer, a Director and the majority shareholder of Cornerstone Ventures, Inc., an affiliate of our advisor. Since October 2006, Mr. Roussel has been the President, Chief Executive Officer and a director of Cornerstone Healthcare Plus REIT, Inc., and President and Chief Executive Officer of Cornerstone Leveraged Realty Advisors, LLC.  Mr. Roussel is also the majority shareholder of Pacific Cornerstone Capital, Inc., the dealer-manager for our offering of securities.  Under Mr. Roussel’s direction, Cornerstone and its affiliates formed ten separate real estate investment funds and joint ventures.  In 1993, Cornerstone and its affiliates became managing joint venture partner with Koll Capital Markets Group, Inc., a wholly owned subsidiary of Koll Management Services, Inc. (now owned by CB Richard Ellis).

As managing partner of the above-described funds and joint ventures, Cornerstone and its affiliates were responsible for the acquisition, operation, leasing, and disposition of all jointly owned properties between Cornerstone and Koll.  In connection with acquiring properties for the account of these joint ventures, Mr. Roussel personally supervised the acquisition of each property, initiated and directed the business plan for each property, and arranged debt and equity financing for the acquisition of each property.

In 1985, Mr. Roussel started the Special Investments Group, a new division within Bank of America’s Capital Markets Group which provided real estate investment opportunities to the bank’s wealthiest private banking clients.  Between 1980 and 1985, Mr. Roussel was employed by Bateman Eichler, Hill Richards, Inc., a regional securities firm headquartered in Los Angeles, California.  In this capacity, Mr. Roussel was promoted to First Vice President and Manager of the partnership finance department where he was responsible for the due diligence and marketing of all publicly registered real estate funds offered by the firm.

Mr. Roussel graduated with honors from California State University at Fullerton in 1976 with a B.A. in Business Administration with a concentration in Accounting.  Subsequent to graduation, Mr. Roussel joined the accounting firm of Arthur Andersen & Co. as an auditor and later transferred to the tax department of Arthur Young & Co., the predecessor firm to Ernst & Young. Mr. Roussel became a Certified Public Accountant in 1979.

On December 11, 2009, Mr. Roussel and Pacific Cornerstone Capital, Inc. entered into a Letter of Acceptance, Waiver and Consent (AWC) with the Financial Industry Regulatory Authority (FINRA) relating to alleged rule violations. The AWC set forth FINRA’s findings that Pacific Cornerstone Capital and Mr. Roussel had violated conduct rules in connection with private placements conducted by Pacific Cornerstone Capital during the period from January 1, 2004 through May 30, 2009. Without admitting or denying the allegations and findings against them, Pacific Cornerstone Capital and Mr. Roussel consented in the AWC to various findings by FINRA, which allege that they violated NASD and FINRA rules relating to communications with the public (NASD Rule 2210); supervision (NASD Rule 3010), and standards of commercial honor and principles of trade (FINRA Rule 2010, formerly NASD Rule 2110). FINRA’s allegations, in sum, focus on claimed material misstatements and omissions with respect to certain performance targets used in connection with the private placements. Pacific Cornerstone Capital consented to a censure and fine of $700,000. Mr. Roussel consented to a fine of $50,000, suspension from association with a FINRA member in all capacities for 20 business days, and suspension from association with a FINRA member firm in a principal capacity for an additional three months.

For the following reasons, the board concluded that Mr. Roussel should serve as a director.  As the chief executive officer and president of the company, Mr. Roussel is the only officer of the company to sit on the board of directors.  As such, Mr. Roussel is well positioned to provide essential insight and guidance to the board of directors from an inside perspective of the day-to-day operations of the company.  Furthermore, as one of the founders of the Cornerstone-related entities in 1989, Mr. Roussel brings critical and extensive experience in sponsoring real estate investment programs and in supervising all phases of their operations, including capital raising, property acquisition, financing, operation, leasing, asset management and disposition. His experience with complex financial and operational issues in the real estate industry, as well as his strong leadership ability and business acumen make him critical to proper functioning of the board of directors.

Paul Danchik retired in 2003 as Senior Vice President for Warner Media Services, a division of Time Warner, Inc.  Mr. Danchik was a member of the Executive Management Team of Warner Media Services and was responsible for their Consumer Products Division with a strong emphasis on managing a national sales group. Mr. Danchik began his career with Ivy Hill Packaging in 1973, which was acquired by Time Warner, Inc. in 1989.  During the last five years, Mr. Danchik has served in various development roles for Acres of Love, a non-profit organization licensed in the Republic of South Africa that operates homes to rescue and care for abandoned and orphaned children living with or affected by HIV/AIDS.  Since 2006, Mr. Danchik has also acted as a consultant handling strategic business planning and organizational issues on behalf of the Life Church in Irvine, California.  Mr. Danchik earned a Bachelor of Science Degree in Business Administration from the University of LaVerne.

For the following reasons, the board concluded that Mr. Danchik should serve as a director. Mr. Danchik brings to the board of directors over 30 years of demonstrated management ability and he is a well-rounded business executive with financial, legal, sales and operations exposure at senior levels.  In particular, Mr. Danchik’s in-depth experience in the fields of corporate sales and sales management provides the board with valuable insight related to the company’s capital raising efforts.  Mr Danchik also has extensive board service experience. His service on our board of directors since 2006 provides him with knowledge and perspective regarding our operations and investments.  In addition, he has served on the boards of directors for several non-profit organizations and has participated in a number of formal seminars designed to promote effective board governance skills.  In the course of his career, Mr. Danchik has cultivated strong communication and consensus building skills which are assets to our board.

Jody Fouch has been a partner with the public accounting firm of Skinner Fouch & Olson LLP and its predecessor, Fouch & Olson, LLP, since 2001. The firm specializes in providing business and tax planning advice to clients in the real estate industry. In the course of his public accounting career, Mr. Fouch has been involved in structuring REIT offerings, including UPREIT and down REIT structures and the development of tax deferral strategies. Mr. Fouch has sat on our board of directors and has been our audit committee chairman since July of 2008.  Mr. Fouch is currently licensed as a CPA in the state of Caliornia. Mr. Fouch received a Bachelor of Arts degree from the University of San Diego in 1985.

For the following reasons, the board concluded that Mr. Fouch should serve as a director. Mr. Fouch brings to the board in excess of 17 years of experience as a certified public accountant, including specialized expertise in issues related to real estate accounting and taxation.  This knowledge and experience makes him a critical asset, both on our board of directors in general and as the chairman of our audit committee. Mr. Fouch’s positions have provided him with a wealth of knowledge in dealing with a broad range of financial and accounting matters relevant to our business.

Daniel Johnson served until 2008 as the Senior Vice President of Sales for InfoSpan, Inc., a company that he co-founded in 2003 to develop and operate customer interaction centers for US- and Canadian-based corporations.  InfoSpan conducts operations in Mexico, Canada and the Indian sub-continent.  From 2000 to 2003, Mr. Johnson was the President of Rutilus Software, Inc. a developer of disk-based storage software.  Prior to 2000, Mr. Johnson spent 14 years with Toshiba America where he was Vice President of OEM Sales. In this capacity he was responsible for worldwide sales for products within his Division of Toshiba America.  Mr. Johnson earned a Bachelor of Arts degree from Southern Illinois University.

For the following reasons, the board concluded that Mr. Johnson should serve as a director. Mr. Johnson’s 25 years of corporate and entrepreneurial experience sales, customer service and operations in the US and abroad provide the board with valuable insight in the area of capital raising, which is critical to our company’s success.  Mr. Johnson’s is also able to apply knowledge and perspective developed through years of experience with developing, evaluating and executing business plans and strategy in a diverse range of business contexts, from startups to large corporations  Furthermore, Mr. Johnson’s management and entrepreneurial experience provide our board with communication and relationship-building skills that are critical to the smooth functioning of our board.

Lee Powell Stedman is the founder and Chief Executive Officer of Realty Development Advisors, LLC (“RDA”) which he formed in 1996.  RDA is a full service commercial real estate company specializing in development, leasing and real estate consulting.  Since 1995, Mr. Stedman has been involved in the development, financing and leasing of twenty-two commercial properties in five states.  Prior thereto, Mr. Stedman was employed in the real estate acquisition department of a real estate firm and was Manager, REO/ Commercial Sales Specialist for the Resolution Trust Corporation.  Mr. Stedman is a licensed real estate broker in the states of California and Minnesota.  Mr. Stedman received his Bachelor of Science Degree from the University of Minnesota.

For the following reasons, the board concluded that Mr. Stedman should serve as a director. Mr. Stedman brings to the board over 25 years of diverse experience in commercial real estate, including experience in the areas of sales, leasing, financing and management.  His in-depth understanding of these aspects of industry, in combination with his strong communication skills, provide the board with a critical resource for assessing and managing investment risk and planning corporate strategy.  In addition, Mr. Stedman’s service on our board of directors since our inception in 2004 provides him with in depth knowledge and perspective regarding our operations and investments.

Board Leadership Structure

Our company is led by Mr. Terry Roussel, who has served as our president, chief executive officer and chairman of our board of directors since our inception in 2004. Our board of directors is comprised of Mr. Roussel and four independent directors. Our board composition and the corporate governance provisions set forth in our charter ensure strong oversight by independent directors. Each of the four standing committees of our board of directors is chaired by an independent director and our audit, compensation and independent directors committees are comprised entirely of independent directors. Although the board of directors has not established a policy, one way or the other, on whether the role of the chairman and chief executive officer should be separated, in practice the board of directors has found that having a combined chairman and chief executive officer role allows for more productive board meetings. As chairman of the board of directors, Mr. Roussel is responsible for chairing board meetings and meetings of shareholders, setting the agendas for board meetings and providing information to the other directors in advance of meetings and between meetings. Mr. Roussel’s direct involvement in the company’s operations makes him best positioned to lead strategic planning sessions and determine the time allocated to each agenda item in discussions of our short- and long-term objectives. As a result, the board of directors currently believes that maintaining a structure that combines the roles of the chairman and chief executive officer is the appropriate leadership structure for our company. We do not currently have a policy requiring the appointment of a lead independent director.

The Role of the Board of Directors in our Risk Oversight Process

Management is responsible for the day-to-day management of risks the company faces, while the board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. The entire board regularly reviews information regarding the company’s liquidity, credit, operations and regulatory compliance, as well as the risks associated with each. The audit committee oversees risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements.  The independent directors committee manages risks associated with the independence of the board of directors and potential conflicts of interest involving our sponsor and its affiliates. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks as well as through regular reports directly from officers responsible for oversight of particular risks within the company.

Director Independence

Our charter contains detailed criteria for determining the independence of our directors and requires a majority of the members of our board of directors to qualify as independent. The board of directors consults with our legal counsel to ensure that the board’s independence determinations are consistent with our charter and applicable securities and other laws and regulations.  Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and Cornerstone Core Properties REIT, our senior management and our independent registered public accounting firm, the board of directors has determined that the majority of our board of directors is comprised of independent directors.  Furthermore, although our shares are not listed on a national securities exchange, a majority of the members of our board of directors, and all of the members of our audit committee, independent directors committee and compensation committee are independent under the rules of the NASDAQ stock market.

Nomination of Candidates for Director Positions

Nomination Process

We have determined that we are better served by generally having the full board of directors review director nominations. Therefore, we have no nominating committee; however, pursuant to our charter, our independent directors are responsible for nominating all replacements for vacancies resulting from the departure of independent directors. The full board of directors participates in the consideration of all other director nominees. Specifically, the board of directors identifies nominees by first evaluating the current members of the board willing to continue in service. Current members of the board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the board of directors up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the board of directors identifies the desired skills and experience of a new nominee, if the board of directors determines that it is appropriate to replace the retiring member. The board of directors believes that potential directors should possess sound judgment, understanding of the business issues affecting us, integrity and the highest personal and professional ethics. In searching for potential nominees, the board of directors (or the independent directors, if the nomination is for a vacant independent director position) seek directors who have extensive relevant business, management and civic experience appropriate for assisting the board of directors to discharge its responsibilities. In the case of both incumbent and new directors, the board of directors seeks persons who are able to devote significant time and effort to board and committee responsibilities. In addition, when selecting new nominees for director positions, the board of directors seeks to develop and maintain a board that, as a whole, is strong in its collective knowledge and has a diversity of skills, background and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, industry knowledge and corporate governance.

The board of directors will consider recommendations made by stockholders for director nominees who meet the criteria set forth above.  In order to be considered for nomination, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials.  See “Stockholder Proposals” below.

Meetings of the Board of Directors and Committees

During the fiscal year ended December 31, 2009, the board of directors met 21 times and took action by unanimous written consent six times. During 2009, each of our directors attended all of the meetings of the board of directors. In addition, each director attended all of the meetings of any committee on which he served during 2009. We encourage our directors to attend our annual meetings of stockholders, although none of our directors were present telephonically or in person at our 2009 annual meeting of stockholders. Our entire board of directors considers all major decisions concerning our business, including any property acquisitions. However, our board of directors has established committees so that certain functions can be addressed in more depth than may be possible at a full board meeting. The board of directors has established four permanent committees: the audit committee, the independent directors committee, the compensation committee and the investment committee.

Audit Committee

The audit committee selects the independent public accountants to audit our annual financial statements, reviews the plans and results of the audit engagement with the independent public accountants, approves the audit and non-audit services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. The current members of the audit committee are Jody Fouch (Chairman), Paul Danchik, Daniel Johnson and Lee Stedman. The board of directors has determined the Jody Fouch satisfies the SEC’s requirements for an “audit committee financial expert.” During the fiscal year ended December 31, 2009, the audit committee met five times. The audit committee has adopted a charter, which is included as Appendix A to this proxy statement.

Independent Directors Committee

In order to reduce or eliminate certain potential conflicts of interest, a majority of our independent directors, that is, the directors who are not affiliated with our advisor, approves all transactions between us and our advisor or its affiliates. See “Certain Transactions with Related Persons” below for a discussion of the transactions considered and approved by our independent directors committee since the beginning of 2009. Our independent directors are authorized to retain their own legal and financial advisors at our expense and are empowered to act on any matter permitted under Maryland law provided that a majority of our independent directors first determine that the matter at issue is such that the exercise of independent judgment by our advisor could reasonably be compromised. Any conflict-of-interest matters that cannot be delegated to a committee under Maryland law must be acted upon by both the board of directors and a majority of our independent directors. The current members of the independent directors committee are Daniel Johnson (Chairman), Paul Danchik, Jody Fouch and Lee Stedman. During the fiscal year ended December 31, 2009, the independent directors committee met one time.

Compensation Committee

Our compensation committee discharges the board’s responsibilities relating to compensation of our executives. The compensation committee administers the granting of stock options to our advisor, selected employees of our advisor and its directors, officers and affiliates based upon recommendations from our advisor and set the terms and conditions of such options in accordance with our Employee and Director Incentive Stock Plan, which we describe further below. Our compensation committee also has authority to amend the Employee and Director Incentive Stock Plan or create other incentive compensation and equity-based plans. The current members of the compensation committee are Paul Danchik (Chairman), Daniel Johnson and Lee Stedman. Because (i) we currently have no employees, (ii) our executives officers do not receive compensation directly from us, and (iii) grants under the Employee and Director Incentive Stock Plan are currently suspended, the compensation committee did not meet during the fiscal year ended December 31, 2009. The compensation committee has adopted a charter, which was included as Appendix B to the proxy materials relating to our 2008 annual meeting of stockholders.

Investment Committee

Our investment committee’s basic responsibility is to review the real estate investments proposed to be made by us, including investments in real estate through joint ventures, and to confirm that the real estate investments selected by our management are consistent with the investment limitations set forth in our charter and consistent with our acquisition policies, our primary investment focus, property selection criteria and conditions to closing. Our investment committee must consist of at least three directors, a majority of whom are “independent directors” as defined in our charter. Lee Stedman is the current chairman of the investment committee and the current members are all of the members of our board. During the fiscal year ended December 31, 2009, the investment committee met eight times.

Communication with Directors

We have established procedures for stockholders or other interested parties to communicate directly with our board of directors.  Such parties can contact the board of directors by mail at: Chairperson of the Audit Committee of Cornerstone Core Properties REIT, Inc., 1920 Main Street, Suite 400, Irvine, CA  92614.  The Chairperson of the audit committee will receive all communications made by this means.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics that is applicable to all members of our board of directors and our executive officers.  The Code of Business Conduct and Ethics can be accessed through our website: www.crefunds.com.  If, in the future, we amend, modify or waive a provision in the Code of Business Conduct and Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website.

Director Compensation

If a director is also one of our executive officers, we do not pay any compensation for services rendered as a director.  The amount and form of compensation payable to our independent directors for their service to us is determined by our board of directors, based upon information provided by our Advisor.  Our chief executive officer, Mr. Roussel, manages and controls our Advisor, and through the Advisor, he has been involved in advising on the compensation to be paid to our independent directors.

We have provided below certain information regarding compensation paid to our directors during fiscal year 2009.

Name	Fees Earned or Paid in Cash
Terry Roussel (1)	$—
Paul Danchik	$53,750
Jody Fouch	$56,000
Daniel Johnson	$53,750
Lee Stedman	$55,500

(1)	Directors who are also our executive officers do not receive compensation for services rendered as a director.

We pay each of our independent directors an annual retainer of $25,000.  In addition, we pay directors for attending board and committee meetings as follows:

•	$3,000 per regular board meeting attended in person or by teleconference. We expect to hold four regular board meetings per year.

•	$750 per special board meeting attended in person or by teleconference. The special board meeting fee will apply to any board meeting called by our officers that is not a regular board meeting.

•	$1,000 per committee meeting attended.

•	An additional committee chair fee of $500 per meeting for the chair of the audit committee.

•	An additional committee chair fee of $250 per meeting for the respective chairs of the compensation, investment and independent directors committees.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and committees.

Executive Officers

In addition to Terry Roussel, as of March 1, 2010, the following individuals currently serve as our executive officers:

Sharon C. Kaiser joined Cornerstone in July 2005 as our Chief Financial Officer and in August 2005, she became the Chief Financial Officer of our advisor. Ms. Kaiser is responsible for our finance and accounting, IT, human resources and administrative functions. Prior to joining Cornerstone, Ms. Kaiser was Director of Financial Operations for Westfield America, Inc., an owner, manager and developer of regional shopping centers and the American subsidiary of one of the largest listed retail REITs in the world. From 1999 to 2002, Ms. Kaiser served as Chief Financial Officer of The StayWell Company, a subsidiary of Vivendi Universal, and from 1995 to 1999, she served as Chief Financial Officer and Senior Vice President of HemaCare Corporation, a publicly-traded biomedical company. Her responsibilities included financial accounting and reporting, information technology, investor relations and human resources, as well as strategic planning and acquisition due diligence and integration. Before joining HemaCare Corporation, Ms. Kaiser served as the Chief Financial Officer of a publicly-traded (AMEX) REIT sponsored by The Koll Company. She started her career with Arthur Andersen and Co., leaving as a senior manager. Ms. Kaiser holds a Bachelor of Science degree in Business Administration from the University of Southern California and has been a Certified Public Accountant since 1981.

Alfred J. Pizzurro has been our Senior Vice President and Secretary since October 2004. Mr. Pizzurro is also a Senior Vice President and Director of our advisor and a Senior Vice President, a Director and a principal of Cornerstone Ventures, Inc. and Pacific Cornerstone Capital, Inc., the dealer manager for this offering. Mr. Pizzurro joined Cornerstone Ventures, Inc. in April 1998 and has been the individual primarily responsible for Cornerstone Venture’s marketing and new business development activities since that time. Between 1993 and 1998, Mr. Pizzuro was responsible for business development both domestically and internationally for The Joseph Company, a research and development company. From 1986 to 1992, he was the Director of Marketing for a regional real estate company. Mr. Pizzurro served as a helicopter pilot in the United States Marine Corps between 1979 and 1986 where he attained the rank of Captain. Mr. Pizzurro received his Bachelor of Science Degree in Communications from Clarion University in 1978.

Executive Compensation

Our named executive officers, including Mr. Roussel, our Chief Executive Officer, do not receive compensation directly from us for services rendered to us. Our executive officers are employees of Cornerstone Realty Advisors LLC, our advisor, or its affiliates. These executive officers are compensated by our advisor and/or its affiliates. A description of the fees that we pay to our advisor and its affiliates is found under “Certain Transactions With Related Persons” below.

Employee and Director Incentive Award Plan

We have adopted an Employee and Director Incentive Stock Plan to:

•	provide incentives to individuals who are granted stock awards because of their ability to improve our operations and increase profits;

•	encourage selected persons to accept or continue employment with us or with our advisor or its affiliates; and

•	increase the interest of directors in our success through their participation in the growth in value of our stock.

In connection with the registration of our follow-on public offering, we have undertaken not to issue options to our independent directors, either pursuant to the Employee and Director Incentive Stock Plan or any successor plan, unless we also make options available to the public on the same terms.  We have no timetable for the grant of any further awards under the Employee and Director Long-Term Incentive Plan.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of the options under all of our existing equity compensation plans as of December 31, 2009:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	65,000	$8.00	See footnote (1)

Equity compensation plans not approved by security holders	—	—	—
Total	65,000	$8.00	See footnote (1)

(1)
Our Employee and Director Incentive Stock Plan was approved by our security holders and provides that the total number of shares issuable under the plan is a number of shares equal to ten percent (10%) of our outstanding common stock.  The maximum number of shares that may be granted under the plan with respect to “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code is 5,000,000.  As of December 31, 2009, there were approximately 23.1 million shares of our common stock issued and outstanding.

OWNERSHIP OF EQUITY SECURITIES

The following table sets forth information as of March 1, 2010, regarding the beneficial ownership of our common stock by each person known by us to own 5% or more of the outstanding shares of common stock, each of our directors, each of our named executive officers, and our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on 22,971,538.5 shares of common stock outstanding as of March 1, 2010.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
Terry G. Rousell	125	*
Sharon Kaiser	—	—
Alfred J. Pizzurro	—	—
Paul Danchik(2)	20,000	*
Jody Fouch(2)	5,000	*
Daniel Johnson(2)	20,000	*
Lee Powell Stedman(2)	20,000	*
All current directors and executive officers as a group (7 persons)	65,125	*

*	Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following March 1, 2010.  Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.  None of the securities listed are pledged as security.

(2)	Consists of shares of common stock underlying options that are immediately exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each director, officer and individual beneficially owning more than 10% of a registered security of us to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of us with the SEC. Based solely upon our review of copies of these reports filed with the SEC and written representations furnished to us by our officers and directors, we believe that all of the persons subject to the Section 16(a) reporting requirements filed the required reports on a timely basis with respect to fiscal year 2009.

AUDIT COMMITTEE REPORT

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of our results. The Audit Committee has discussed significant accounting policies applied by us in our financial statements, as well as alternative treatments. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from us and our management, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accountant’s communications with the audit committee concerning independence. The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to us is compatible with its independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from us and our management.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, the evaluation of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC. The Audit Committee has selected our independent registered public accounting firm. The following directors, who constitute the Audit Committee, provide the foregoing report.

March 11, 2010	The Audit Committee of the Board of Directors
Jody Fouch (Chairman), Paul Danchik, Daniel Johnson and Lee Stedman

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Independent Registered Public Accounting Firm

            Deloitte and Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) have served as our independent registered public accounting firm since January 16, 2006.  We expect that our audit committee will engage Deloitte & Touche as our independent auditor to audit our financial statements for the year ended December 31, 2010. Our management believes that they are knowledgeable about our operations and accounting practices and are well qualified to act as our independent auditor.

One or more representatives of Deloitte & Touche are expected to be present at the annual meeting.  They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table lists the fees for services rendered by Deloitte & Touche for 2009 and 2008:

Services	2009	2008
Audit Fees (1)	$231,000	$302,000
Audit-Related Fees (2)	34,000	23,000
Tax Fees (3)	69,000	42,000
Total	$334,000	$367,000

(1)
Audit fees billed in 2009 and 2008 consisted of the audit of our annual financial statements, reviews of our quarterly financial statements, consents and other services related to filings with the SEC.  These amounts include fees paid by our advisor and its affiliates for costs in connection with our initial public offering and proposed follow-on offering that are not included within our consolidated financial statements, as they are subject to the accounting policy described under Organizational and Offering Costs in the notes to the consolidated financial statements included in our annual report.

(2)	Audit-related fees billed in 2009 and 2008 consisted of statutory and regulatory audits and financial accounting and reporting consultations.

(3)	Tax services billed in 2009 and 2008 consisted of tax compliance and tax planning and advice.

The audit committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and the rules and regulations of the SEC which are approved by the audit committee prior to the completion of the audit.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

The Independent Directors Committee has reviewed the material transactions between our affiliates and us since the beginning of 2009 as well as any such currently proposed transactions. Set forth below is a description of such transactions.

Our Relationships with our Advisor and Dealer Manager

Cornerstone Industrial Properties, LLC is the sole member of our advisor, Cornerstone Realty Advisors, LLC. Cornerstone Ventures, Inc. is the managing member of Cornerstone Industrial Properties, LLC. Terry G. Roussel, our Chairman, Chief Executive Officer and President, is the Chief Executive Officer and a Director of our advisor, as well as the President, Chief Executive Officer, a Director and the majority shareholder of Cornerstone Ventures, Inc.  Mr. Roussel is also the majority shareholder of Pacific Cornerstone Capital, Inc., the dealer manager for our ongoing follow-on public offering.  Alfred J. Pizzurro, our Senior Vice President and Secretary is also a shareholder of Pacific Cornerstone Capital, Inc. and Cornerstone Ventures, Inc.

We pay fees to our advisor for services provided to us pursuant to an advisory agreement and we pay fees and commissions to Pacific Cornerstone Capital, Inc. the dealer manager for our ongoing follow-on public offering pursuant to a dealer manager agreement.  The fees that we will pay to our advisor and dealer manager are summarized below.

Offering Stage Fees and Expenses:

•	Sales commissions (payable to our dealer manager) up to 7% of gross offering proceeds from our primary offering, some or all of which may be re-allowed to participating brokers.

•	Dealer manager fees (payable to our dealer manager) up to 3% of gross offering proceeds from our primary offering, some or all of which may be re-allowed to participating brokers.

•
Reimbursements to our advisor or its affiliates for organization and offering expenses (including bona fide due diligence expenses) expected to be approximately 2% of gross offering proceeds from our initial public offering if we raise the maximum offering, but could be as much as 3.5%.

•
During the fiscal year ended December 31, 2009, we incurred approximately $1.8 million in sales commissions and dealer manager fees, a substantial portion of which was reallowed by our dealer manager to third party broker-dealers.

•	During the year ended December 31, 2009, the advisor and its affiliates incurred on our behalf organizational and offering costs totaling approximately $0.6 million.

Acquisition and Operating Stage Fees and Expenses:

•	Property acquisition fees (payable to our advisor or its affiliates) equal to 2% of gross offering proceeds from our primary offering.

•	Reimbursement of acquisition expenses to our advisor and its affiliates.

•
Monthly asset management fees (payable to our advisor) equal to one-twelfth of 1% of the book values of our assets invested, directly or indirectly, in real estate before non-cash reserves, plus direct and indirect costs and expenses incurred by our advisor in providing asset management services.

•	Reimbursement of operating expenses including our advisor’s direct and indirect cost of providing administrative services.

•	During the fiscal year ended December 31, 2009, our advisor earned approximately $0.4 million of acquisition fees from us and did not incur any acquisition expenses on our behalf.

•	During the year ended December 31, 2009, our advisor earned approximately $1.5 million in asset management fees.

•	For the year ended December 31, 2009 we reimbursed our advisor for approximately $0.6 million of operating expenses.

Listing/ Liquidation Stage Fees and Expenses:

•
Property disposition fees (payable to our advisor or its affiliates), if our advisor or its affiliates perform substantial services in connection with property sales, up to 3% of the price of the properties sold.

•
After stockholders have received cumulative distributions equal to $8 per share (less any returns of capital) plus cumulative, non-compounded annual returns on net invested capital, our advisor will be paid a subordinated participation in net sale proceeds ranging from a low of 5% of net sales proceeds, provided investors have earned annualized returns of 6%, to a high of 15% of net sales proceeds, if investors have earned annualized returns of 10% or more.

•
Upon termination of the advisory agreement, our advisor will receive the subordinated performance fee due upon termination, payable in the form of a promissory note. This fee ranges from a low of 5% of the amount by which the sum of the appraised value of our assets minus our liabilities on the date the advisory agreement is terminated plus total dividends (other than stock dividends) paid prior to termination of the advisory agreement exceeds the amount of invested capital plus annualized returns of 6%, to a high of 15% of the amount by which the sum of the appraised value of our assets minus our liabilities plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 10% or more.

•
In the event we list our stock for trading, our advisor will receive a subordinated incentive listing fee instead of a subordinated participation in net sales proceeds. This fee ranges from a low of 5% of the amount by which the market value of our common stock plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 6%, to a high of 15% of the amount by which the sum of the market value of our stock plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 10% or more.

•
During the year ended December 31, 2009 we did not pay any property disposition fees, subordinated participation in net sales proceeds, subordinated termination fees due upon termination, or subordinated incentive listing fees to our advisor or its affiliates.

Other Transactions involving Affiliates

Caruth Haven Court Acquisition Bridge Loan.

On January 22, 2009, we made a $14 million acquisition bridge loan to Caruth Haven L.P., a Delaware limited partnership that is a wholly-owned subsidiary of Cornerstone Growth & Income REIT, Inc., a publicly offered, non-traded REIT sponsored by affiliates of our sponsor. All of our officers are also officers of Cornerstone Growth & Income REIT and one of our directors is also a director of Cornerstone Growth & Income REIT.   We received a loan origination fee of 0.75% at loan closing.  The loan bore interest at a variable rate of 300 basis points over prime rate for the term of the loan.  The loan was due to mature on January 21, 2010, with no option to extend, subject to the borrower’s right to repay the loan, in whole or in part, on or before January 21, 2010 without incurring any prepayment penalty.  On December 16, 2009, Caruth Haven L.P. fully repaid the loan amount of $14 million.

The terms of the acquisition bridge loan were approved by our board of directors, including a majority of our independent directors, not otherwise interested in the transaction, as being (i) consistent with our charter imposed limitations on mortgage loans involving affiliates of our sponsor and (ii) fair, competitive and commercially reasonable and on terms no less favorable to us than loans between unaffiliated parties under the same circumstances.

Sherburne Commons Mortgage Loan.

On December 14, 2009, through a wholly-owned subsidiary, we made a participating first mortgage loan commitment of $8.0 million to Nantucket Acquisition LLC, a Delaware limited liability company managed by Cornerstone Ventures, Inc., an affiliate of our advisor, in connection with Nantucket Acquisition LLC’s purchase of a 60-unit senior living community known as Sherburne Commons located on the exclusive island of Nantucket, MA. We refer to this mortgage loan as the “senior loan.” The terms of the senior loan were approved by our board of directors, including a majority of our independent directors, not otherwise interested in the transaction, as being (i) consistent with our charter imposed limitations on mortgage loans involving affiliates of our sponsor and (ii) fair, competitive and commercially reasonable and on terms no less favorable to us than loans between unaffiliated parties under the same circumstances.  We received a loan origination fee of 1.0% upon the closing of the senior loan.

The senior loan matures on January 1, 2015, with no option to extend and bears interest at a fixed rate of 8.0% for the term of the loan.  In addition, under the terms of the senior loan, we are entitled to receive additional interest in the form of a 40% participation in the “shared appreciation” of the property, which is calculated based on the net sales proceeds if the property is sold, or the property's appraised value, less ordinary disposition costs, if the property has not been sold by the time the senior loan matures.  Prepayment of the senior loan is not permitted without our consent and the loan is not assumable.

Nantucket Acquisition LLC acquired the Sherburne Commons property that was built at a construction cost of approximately $33.0 million, for an initial price of $6.0 million plus a commitment to fund certain closing costs and working capital requirements that will bring the total transaction cost to $9.5 million over time.  In connection with the closing of the acquisition, Nantucket Acquisition LLC drew approximately $6.5 million of the proceeds of the senior loan, the remaining $1.5 million available under the senior loan will be drawn as needed.

In connection with the acquisition of the property, Cornerstone Healthcare Real Estate Fund, Inc. (formerly Cornerstone Private Equity Fund, Inc.), a private real estate fund managed by affiliates of our advisor, also made a loan commitment to Nantucket Acquisition LLC of up to $1.5 million, to be drawn as necessary, secured by a second mortgage on the property.  We refer to our senior loan and the junior loan from Cornerstone Healthcare Real Estate Fund, Inc. collectively as the loans.

Other members of Nantucket Acquisition LLC affiliated with us are Cornerstone Ventures, Inc.; our advisor, Cornerstone Realty Advisors, LLC; Cornerstone Leveraged Realty Advisors,  LLC; and Cornerstone Healthcare Real Estate Fund, Inc.  Cornerstone Ventures, Inc. is owned and controlled by Terry G. Roussel, who is also our President, Chief Executive Officer and a member of our board of directors.  In addition, all of our officers are also officers of Cornerstone Realty Advisors, LLC, Cornerstone Leveraged Realty Advisors,  LLC and Cornerstone Healthcare Real Estate Fund, Inc.  Two of our officers, Mr. Roussel and Alfred J. Pizzurro are also directors of Cornerstone Realty Advisors, LLC, Cornerstone Leveraged Realty Advisors, LLC and Cornerstone Healthcare Real Estate Fund, Inc.

                Under the Nantucket Acquisition operating agreement, affiliates of ours will share in the operating cash flow and “shared appreciation,” as defined above, from the property as follows. With respect to operating cash flow, (i) prior to the payment in full of amount due on the loans, operating cash flow will first be distributed to us and then to Cornerstone Healthcare Real Estate Fund, Inc. until the loans are paid in full, and (ii) after the loans are paid in full, remaining operating cash flow will be distributed to Cornerstone Ventures, Inc.  With respect to the shared appreciation in the property, (i) prior to the payment in full of the loans, shared appreciation is divided as follows: 40% to us, 10% to Cornerstone Healthcare Real Estate Fund, Inc., 14.03% to Cornerstone Realty Advisors, LLC, 2.63% to Cornerstone Leveraged Realty Advisors, LLC and 33.34% to Servant Healthcare Investments, LLC, an unaffiliated party that provides sub-advisory services to affiliates of our advisor, (ii) after the loans are paid in full, 50% to Cornerstone Ventures, Inc., 14.03% to Cornerstone Realty Advisors, LLC, 2.63% to Cornerstone Leveraged Realty Advisors and 33.34% to Servant Healthcare Investments, LLC.

Our Policy regarding Transactions with Affiliates

Our charter requires our Independent Directors Committee to review and approve all transactions involving our affiliates and us.  Prior to entering into a transaction with an affiliate that is not covered by our advisory agreement with our advisor, a majority of the Independent Directors Committee must conclude that the transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Furthermore, our Independent Directors Committee must review at least annually our fees and expenses to determine that the expenses incurred are reasonable in light of our investment performance, our net asset value, our net income and the fees and expenses of other comparable unaffiliated REITs.  In addition, our Code of Business Conduct and Ethics sets forth examples of types of transactions with related parties that would create conflicts of interest between the interests of our stockholders and the private interests of the parties involved in such transactions.  Our directors and officers are required to take all reasonable action to avoid such conflicts of interest or the appearance of conflicts of interest.  If a conflict of interest becomes unavoidable, our directors and officers are required to report the conflict to a designated ethics contact, which, depending on the circumstances of the transaction, would be either our chief executive officer, chief financial officer, or the chairman of our audit committee.  The appropriate ethics contact is then responsible for working with the reporting director or officer to monitor and resolve the conflict of interest in accordance with our Code of Business Conduct and Ethics.

PROPOSALS 2A – 2E

AMENDMENTS TO OUR CHARTER

We commenced a follow-on public offering of shares of our common stock on June 10, 2009.  Because shares of our common stock are not listed on a national securities exchange, we were required to register our follow-on public offering with the state securities administrator in each state in which we offer securities for sale.  In offerings that are subject to their regulation, many states hold real estate investment trusts to the standards set forth in the Statement of Policy Regarding Real Estate Investment Trusts promulgated by the North American Securities Administrators Association, Inc. (the “NASAA REIT Guidelines”).

In connection with the registration of our follow-on public offering, certain states identified provisions in our charter that vary from the NASAA REIT Guidelines.  As a condition to registering our ongoing follow-on public offering in these states, we agreed to propose amendments to our charter to conform our charter with the NASAA REIT Guidelines.  Our board of directors has proposed the following amendments to our charter, has declared them advisable and has directed that the amendments be submitted for consideration by our stockholders at the annual meeting.

In Proposals 2A – 2E below, we show the proposed amendments to our charter by including the relevant sections of our charter with a single line through text we propose to delete and a single line underneath text we propose to add.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL PROPOSED CHARTER
AMENDMENTS

Proposal 2A:  Amendments to the definition of independent director in our charter

In connection with the registration of our ongoing follow-on offering, Alabama and Arkansas have requested that we amend the definition of independent director in our charter.  These changes conform to the definition of independent director included in the NASAA REIT Guidelines.  The board of directors does not believe these changes will have a material effect on us because we consider our sponsor to be an affiliate of the advisor and thus captured in the definition of independent director currently included in our charter.  Your board of directors unanimously recommends a vote “FOR” this proposal to amend our charter.

Amendments to Section 1.6 of our Articles of Amendment and Restatement

Independent Director means a Director who is not, and within the last two (2) years has not been, directly or indirectly associated with the Sponsor or the Advisor by virtue of (i) ownership of an interest in the Sponsor, Advisor or ~~its~~their Affiliates, (ii) employment by the Sponsor, Advisor or ~~its~~their Affiliates, (iii) service as an officer or director of the Sponsor, Advisor or ~~its~~their Affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three (3) real estate investment trusts organized by the Sponsor or advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Sponsor, Advisor or any of ~~its~~their Affiliates. An indirect relationship shall include circumstances in which a Director~~’~~s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law are or have been associated with the Sponsor, Advisor, any of ~~its~~their Affiliates or the Company. A business or professional relationship is considered material if the gross revenue derived by the Director from the Sponsor, Advisor and Affiliates exceeds five percent (5%) of either the Director’s annual gross revenue during either of the last two (2) years or the Director’s net worth on a fair market value basis.

Proposal 2B:  Amendments to the provisions of our charter relating to termination of the advisory agreement

In connection with the registration of our ongoing follow-on offering, Alabama has requested that we amend the provision of our charter relating to the termination of the advisory agreement.  These changes conform to the language regarding termination of the advisory agreement included in the NASAA REIT Guidelines.  The board of directors does not believe these changes will have a material effect on us.  Your board of directors unanimously recommends a vote “FOR” this proposal to amend our charter.

Amendments to Section 4.7  of our Articles of Amendment and Restatement

Section 4.7        Termination. Either a majority of the Independent Directors or the Advisor may terminate the advisory contract on ~~sixty (~~60~~)~~ days~~'~~ written notice ~~with or~~ without cause ~~and without~~ or  penalty, and, in such event, the Advisor will cooperate with the Company and the Directors in making an orderly transition of the advisory function.

Proposal 2C:  Amendments to the provisions of our charter relating to disposition fees

In connection with the registration of our ongoing follow-on offering, Alabama, New Mexico and Pennsylvania have requested that we amend the provision of our charter relating to disposition fees.  These changes conform to the language regarding real estate commissions in the NASAA REIT Guidelines.  These changes may result in a reduction in the amount of disposition fees that we would be required to pay to our advisor or its affiliates if such advisor or its affiliates provide a substantial amount of services in connection with a sale of one or more of our properties.  The board of directors does not believe these changes will have a material effect on us.  Your board of directors unanimously recommends a vote “FOR” this proposal to amend our charter.

Amendments to Section 4.16 of our Articles of Amendment and Restatement

Section 4.16      Disposition Fees. Provided the Advisor or an Affiliate provides a substantial amount of the services (as determined by a majority of the Directors, including a majority of the Independent Directors) in connection with the Sale of one or more Properties, the Advisor or such Affiliate shall receive at closing a Disposition Fee ~~equal to 3% of the sales price of such Property or Properties. Any Disposition Fee payable under this section may be paid in addition to real estate commissions paid to non-Affiliates, provided that the total real estate commissions (including such Disposition Fee) paid to all Persons by the Company for each Property shall not exceed an amount equal~~ toas follows:  (i) if a brokerage commission is paid to a Person other than an Affiliate of the Sponsor, an amount up to one-half of the total brokerage commissions paid but in no event an amount that exceeds 3% of the sales price of such property or properties or (ii) if no brokerage commission is paid to a Person other than an Affiliate of the Sponsor, an amount up to 3% of the sales price of such property or properties. In either case, however, the amount paid when added to all other commissions paid to unaffiliated parties in connection with such sale shall not exceed the lesser of ~~(i) 6% of the aggregate Contract Sales Price of each Property or (ii)~~ the Competitive Real Estate Commission ~~for each Property. The Company will pay the Disposition Fees for a property at the time the property is sold~~or an amount equal to 6% of the sales price of such property or properties.

Proposal 2D:  Amendments to the provisions of our charter relating to suitability of stockholders

In connection with the registration of our ongoing follow-on offering, Alabama and Arkansas have requested that we amend the provision of our charter relating to suitability of stockholders, as shown below.  These changes, which provide for increased suitability standards for prospective stockholders, conform to the most recent amendments to the NASAA REIT Guidelines and other state requirements.  The board of directors does not believe these changes will have a material effect on us because we currently adhere to these higher suitability standards in our ongoing follow-on offering.  Your board of directors unanimously recommends a vote “FOR” this proposal to amend our charter.

Amendments to Section 8.6  of our Articles of Amendment and Restatement

Section 8.6            Suitability of Stockholders.

(a)           Investor Suitability Standards. Subject to suitability standards established by individual states, to become a Stockholder in the Company, if such prospective Stockholder is an individual (including an individual beneficiary of a purchasing Individual Retirement Account), or if the prospective Stockholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent to the Company, among other requirements as the Company may require from time to time:

(1)           that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a minimum annual gross income of $~~45,000~~70,000 and a net worth (excluding home, furnishings and automobiles) of not less than $~~45,000~~70,000; or

(2)           that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Stock) has a net worth (excluding home, furnishings and automobiles) of not less than $~~150,000.~~250,000.

Proposal 2E:  Amendments to the provisions of our charter relating to roll-up transactions

In connection with the registration of our ongoing follow-on public offering, Alabama has requested that we amend the provisions of our charter relating to roll-up transactions, as shown below.  The impact of this change is that, in connection with any proposed roll-up transaction, if the appraisal of our assets obtained from a competent independent expert will be included in a prospectus used to offer the securities of a roll-up entity, the roll-up entity must file the appraisal with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering.  Your board of directors unanimously recommends a vote “FOR” this proposal to amend our charter.

Amendments to Section 12.4 of our Articles of Amendment and Restatement

Section 12.4           Limitations on Roll-Up Transactions. In connection with any proposed Roll-Up Transaction, an appraisal of all Assets shall be obtained from a competent independent appraiser. If the appraisal will be included in a Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The Assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of the Company and the Stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to Stockholders who vote against the proposed Roll-Up Transaction the choice of:

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED ON

Our board of directors recommends that the stockholders approve amendments to our charter, which the board of directors believes are advisable in connection with our follow-on public offering.  These change have been requested by state regulators in connection with the registration of our follow-on public offering.  Certain of our officers and directors have financial interests in selling shares in our follow-on offering on account of their relationships with Cornerstone Realty Advisors, LLC (our advisor) and Pacific Cornerstone Capital, Inc. (our dealer-manager).  As our offering proceeds increase, so should the compensation we pay to our advisor and dealer manager.  These interested officers and directors and their relationships with our advisor and dealer manager are described above under “Certain Transactions with Related Persons.”

ADDITIONAL INFORMATION

Stockholder Proposals

Any stockholder proposals for inclusion in our proxy materials for our 2011 annual meeting must be received by us no later than December [_], 2010. However, if we hold our annual meeting before April 12, 2011 or after June 11, 2011, then stockholders must submit proposals from inclusion in our 2011 proxy materials a reasonable time before we begin to print and send our proxy materials.

In addition, nominations by stockholders of candidates for director or proposals of other business by stockholders must be submitted in accordance with our corporate bylaws.  Our bylaws currently provide that, in order for a stockholder to bring any business or nominations before the annual meeting of stockholders, certain conditions set forth in Section 2.12 of our bylaws must be complied with, including, but not limited to, delivery of notice, not less than 120 days nor more than 150 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting.  Accordingly, under our bylaws, a stockholder nomination or proposal intended to be considered at the 2011 annual meeting of stockholders must be received by us no earlier than November [_], 2010 and not later than December [_], 2010.  Our Secretary will provide a copy of our bylaws upon written request and without charge.

We have adopted a process for stockholders to send communications to our board or directors.  A description of the manner in which stockholders can send such communications appears above under “Communication with Directors”.

OTHER MATTERS

We are not aware of any other matter to be presented for action at the annual meeting other than those identified in the Notice of Annual Meeting of Stockholders and referred to in this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS,

Terry G. Roussel
President and Chief Executive Officer

CORNERSTONE CORE PROPERTIES REIT, INC.
ANNUAL MEETING OF SHAREHOLDERS—MAY 12, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Cornerstone Core Properties REIT, Inc., a Maryland corporation (the “Company”), hereby appoints Terry G. Roussel and Sharon C. Kaiser, and each of them, the proxies of the undersigned with full power of substitution to vote at the annual meeting of Stockholders of the Company to be held at 1920 Main Street, Suite 400, Irvine, California on May 12, 2010, and at any adjournment or adjournments thereof, with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the meeting and instructs the proxies to vote as directed on the reverse side.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

On a touch tone telephone, call TOLL FREE 1-866-241-6192, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the recorded instructions. Available until 5:00 p.m. Eastern Daylight Time on May 11, 2010.

Visit the Internet voting Web site at http://www.proxy-direct.com. Have this proxy card ready and follow the instructions on your screen. Available until 5:00 p.m. Eastern Daylight Time on May 11, 2010.
Simply mark, sign and date your proxy card and return it in the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

The votes entitled to be cast by the stockholder will be cast as directed by the stockholder. If this proxy is executed but no direction is given, the votes entitled to be cast by the stockholder will be cast “FOR all nominees listed” in Proposal 1 and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” for all nominees listed in Proposal 1.

☒   Please mark votes as in this example.

1.		Election of Directors.
	Nominees:	01. Paul Danchik 02. Jody Fouch 03. Daniel Johnson 04. Terry G. Roussel 05. Lee Powell Stedman	FOR all nominees listed ☐	FOR all nominees listed EXCEPT those whose 2-digit numbers corresponding to each nominee are written in the space provided ☐	WITHHOLD AUTHORITY for all nominees listed ☐
Instructions:
To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

2.		Proposals to Amend our Charter.	FOR all proposals listed ☐	AGAINST all proposals listed ☐	ABSTAIN AUTHORITY for all proposals listed ☐
		For each proposal separately:	FOR	AGAINST	ABSTAIN AUTHORITY
		A. Amend the definition of independent director	☐	☐	☐
		B. Amend the termination of advisory agreement provision	☐	☐	☐
		C. Amend the disposition fee provision	☐	☐	☐
		D. Amend the suitability of stockholders provision	☐	☐	☐
		E. Amend the roll-up transactions provision	☐	☐	☐
3.		In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, trustee or guardian, please give your full title.

Signature	Date: ____________, 2010

Signature if held jointly	Date: ____________, 2010
Required only if notice has been given to the Secretary of the Company that the signature of a single joint tenant or tenant in common owner is not sufficient to bind all owners.

APPENDIX A

CORNERSTONE CORE PROPERTIES REIT, Inc.

CHARTER FOR THE
AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Organization

This Charter governs the operations of the Audit Committee of Cornerstone Core Properties REIT, Inc., a Maryland corporation (the “Company”).  The Audit Committee shall review and reassess the Charter at least annually.  The members of the Audit Committee shall be appointed by the Board of Directors and shall serve at the pleasure of the Board of Directors for such term or terms as the Board of Directors shall determine.  The Audit Committee shall consist of at least three Directors, each of whom the Board of Directors has determined has no material relationship with the Company and each of whom is otherwise “independent” under the provisions of the NASAA Statement of Policy Regarding Real Estate Investment Trusts and the criteria set forth in  Section 10A(m)(3) of the Securities Exchange Act of 1934.  At any meeting of the Audit Committee, a majority of the total number of members of the Audit Committee shall constitute a quorum.  The Board of Directors shall also determine that each Audit Committee members is “financially literate,” and that at least one member of the Audit Committee has “accounting or related financial management expertise,” as such qualifications are interpreted by the Board of Directors in its business judgment, and whether any member of the Audit Committee is an “audit committee financial expert,” as defined by the rules of the Securities and Exchange Commission (the “SEC”).  If the Board of Directors has determined that a member of the Audit Committee is an audit committee financial expert, it may presume that such member has accounting or related financial management expertise.

Statement of Purpose

The purpose of the Audit Committee is to assist the Board of Directors by providing oversight of: (i) the Company’s accounting and financial reporting processes, (ii) the integrity of the Company’s financial statements, (iii) the qualifications, performance and independence of the independent auditors, (iv) the annual independent audit of the Company’s financial statements, and (iv) the Company’s compliance with legal and regulatory requirements.  In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the committee, independent auditors, and management of the Company.

The Audit Committee shall prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

Resources and Authority

The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities.  The Audit Committee is empowered to investigate any matter brought to its attention within the scope of its responsibilities with full access to all books, records, facilities, and personnel of the Company and has the authority, without seeking approval of the Board of Directors or management, to select, retain, terminate, and approve the fees and other retention terms of outside counsel, or other experts for this purpose at the expense of the Company.

Responsibilities and Processes

The primary responsibility of the Audit Committee is to oversee the Company’s accounting and financial reporting processes on behalf of the Board of Directors and report the results of its activities to the Board of Directors.  Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the effectiveness of internal control over financial reporting. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, and reviewing the Company’s quarterly financial statements prior to the filing of each quarterly report of Form 10-Q.  The Audit Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting and sound business risk practices and ethical behavior.  It is not the duty of the Audit Committee to plan or conduct the audits or to determine that the Company’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities.  The processes are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate and they should remain flexible in order to best react to growth, changing conditions and circumstances.

(1)
The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Audit Committee and the Board of Directors, as representatives of the Company’s stockholders.  The Audit Committee shall have the sole ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.  Further, the Audit Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations and will provide sufficient opportunity for the independent auditors to meet privately with the members of the Audit Committee.

(2)
The Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exception for non-audit services that are approved by the Audit Committee prior to completion of the audit. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

(3)
The Audit Committee shall discuss with the independent auditors the overall scope and plans for their respective audits.  Such discussion should include inquiry as to the “peer review” processes of the audit firm and any disciplinary action, litigation or other matters which would affect the auditor’s ability to issue their opinion.  The Audit Committee shall obtain from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company, and shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

(4)
The Audit Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q.  Also, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.  The chairperson of the Audit Committee may represent the entire Audit Committee for the purposes of this review.

(5)
The Audit Committee shall discuss with management, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs, including the Company’s Code of Conduct.  The Audit Committee shall discuss with management and the auditors the three, four, or five “critical accounting policies” that have the greatest effect on the Company’s financial posture and review the activity in the Company’s reserves and other areas of the financial statements with management and the auditors.

(6)
The Audit Committee shall review significant events, transactions, reports or inquiries received from regulators or governmental agencies for their impact on the financial statements.  The Audit Committee shall review with management applicable industry developments and the Company’s competitive position and strategy.

(7)
The Audit Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), as well as the auditor’s judgment about the quality, not just acceptability, of the Company’s accounting principles as applied in its financial reporting, and recommend to the Board of Directors whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.  The review shall also include the reasonableness of significant judgments made in the preparation of the financial statements, as well as the clarity of financial statement disclosures.  In addition, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

(8)
The Audit Committee shall review with management and the independent auditors the management letter provided by the auditors, especially comments which require recommended changes or improvements in the Company’s accounting and reporting procedures or internal controls, and the Company’s response to that letter.

(9)
The Audit Committee shall review disclosures made by the Company’s chief executive officer and chief financial officer during their certification process for the Company’s reports on Form 10-Q and Form 10-K about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

(10)	The Audit Committee shall develop a meeting planner to make sure that the Audit Committee meets its responsibilities outlined in this Charter.

(11)
The Audit Committee shall annually obtain written representations from management regarding its responsibility for the integrity of the internal control and financial reporting systems and processes, and its beliefs about the quality of controls and financial reports.

Structure and Meetings

The Audit Committee shall designate one member as its chairperson.  The Audit Committee shall meet at least once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable.  The Audit Committee should meet separately periodically with management and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.